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                   NONCOMPETITION AND NONDISCLOSURE AGREEMENT

     This Agreement, by and between SPF ENERGY, INC., hereinafter referred to as Buyer, and CYNTHIA L. DOMRES, a shareholder of DOMRES CARWASH, INC., hereinafter referred to as the Shareholder, have entered into this Agreement on this 21st day of June, 1996.

     Pursuant to the Asset Purchase Agreement executed by the parties, Buyer and Shareholder hereby agree as follows:

     1. Shareholder shall not directly or indirectly engage in, and shall have no interest in any business, firm, person, partnership or corporation, whether as an employee, officer, director, agent, security holder, creditor, consultant or otherwise, that engages in any activity that is the same as or similar to, or competitive with, any car wash activity engaged in by SPF ENERGY, INC. or any of its subsidiaries in Ward County for a period of five (5) years immediately following the execution of this document.

     2. Shareholder shall not divulge, communicate, use to the detriment of Buyer, or for the benefit of any other business, firm, person, partnership or corporation, or otherwise use, any financial information, billing information, customer information, data or trade secrets, including customer lists or other technical data, or other business information belonging to Domres CarWash, Inc. Shareholder acknowledges that any such information or data Shareholder may have acquired was received in confidence and as a fiduciary of selling corporation.

     3. In consideration for Shareholder's agreement to the terms of this limited Noncompetition and Nondisclosure Agreement, Buyer agrees to complete the Plan and Agreement of Reorganization and Exchange, in exchange for Shareholder signing this Noncompetition and Nondisclosure Agreement.

     4. Shareholder specifically agrees and acknowledges that the completion of the stock exchange by Buyer is a reasonable and satisfactory consideration in exchange for her limited agreement as described in paragraphs 1 and 2 above.


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5.   The parties acknowledge that Buyer will suffer irreparable harm if the
Shareholder breaches this Noncompetition Agreement. Accordingly, Buyer shall be entitled, in addition to any other right and remedy it may have, to add more equity to an injunction, without the posting of a bond or other security, enjoining or restraining the Shareholder from any violation of this Noncompetition Agreement, and the Shareholder hereby consents to Buyer's right to the issuance of such injunction. In any proceeding by Buyer to enforce any provision of this Noncompetition Agreement, Buyer shall, in addition to any injunctive relief to which it may be entitled, be awarded damages to be determined by a court of competent jurisdiction, and all court costs, disbursements and attorneys' fees incurred by Buyer in enforcement of this action. In the event the Shareholder violates the terms of this Noncompetition Agreement, the period of the restrictive covenant shall be extended for an additional one (1) year from and after the latter of:

     A.  The date on which Shareholder ceases any violation; or

     B. The date on which a court issues an order or judgment forcing the terms of the covenant.

6. In the event that a court of competent jurisdiction determines that any provision of this Noncompetition Agreement is unreasonable or void as contrary to law, it may limit such provision to the extent it deems reasonable, without declaring the provision invalid in its entirety.

7. This Agreement shall be governed according to the laws of the State of North Dakota.

8. This Agreement is personal to the Shareholder, and Shareholder may not assign it to any other person. This Agreement may be assigned by Buyer.

BUYER:                                       SHAREHOLDER:


SPF ENERGY, INC.


/s/  Jeffrey Farstad                         /s/  Cynthia L. Domres
-----------------------------                -----------------------------------
BY:  Jeffrey Farstad                              Cynthia L. Domres
ITS: Chief Executive Officer


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